News Release
                                                                 Equity Offering

[Newmont Logo]


Newmont Announces Pricing of Equity Offering

DENVER, November 5, 2003 - Newmont Mining Corporation (NYSE: NEM) today announced that due to strong investor demand, the Company increased the size of its equity offering by 20% to 24 million shares. The offering was priced at $42.40 per share, a nominal discount to today's closing price of $42.55 per share. The offering is expected to close on Wednesday, November 12, 2003.

The net proceeds from this offering are expected to be approximately $986 million. The Company intends to use the proceeds from this offering for general corporate purposes, which may include the funding of new project development, other capital expenditures and repayment of debt.

The offering was led by JPMorgan and UBS Investment Bank as joint bookrunning underwriters. The co-manager group included Bear, Stearns & Co. Inc., CIBC World Markets, Citigroup, HSBC, National Bank Financial, RBC Capital Markets, Scotia Capital and Griffiths McBurney & Partners Corp. The Company has granted the underwriters a 30-day over-allotment option to purchase up to an additional 2 million shares.

A final prospectus supplement for the offering will be filed with the U.S. Securities and Exchange Commission and a MJDS prospectus supplement will be filed with the applicable Canadian securities regulators, as soon as possible. Copies of the final prospectus supplement and prospectus may be obtained from the office of JPMorgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, Level 5B, New York, NY 10081, telephone 212.552.5164 or UBS Investment Bank at 299 Park Avenue, New York, NY 10171.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state, province or territory in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state, province or territory. The offering may be made only by means of a prospectus and related prospectus supplement.

Newmont, based in Denver, is the world's premier gold mining company and the largest gold producer with significant assets on five continents.



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Investor Contacts:
-----------------
Russell Ball          (w) (303) 837-5927        russell.ball@newmont.com
Wendy Yang            (w) (303) 837-6141        wendy.yang@newmont.com
Nicola Frazer         (w)  61-8-8303-1756       nfrazer@newmont.com.au


Media Contacts:
--------------
Doug Hock             (w) (303) 837-5812          doug.hock@newmont.com
Danielle Martin       (w) 61-8-8303-1911          danielle.martin@newmont.com.au


Cautionary Statement
This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the expected closing date for the offering and the intended use of net proceeds from the offering. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, general market, economic and political conditions, satisfaction of the closing conditions for the offering and the company's liquidity needs being other than currently anticipated. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly any revisions to any "forward-looking statement" to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.